SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant |X|

Filed by a Party Other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement     |_| Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material under Rule 14a-12

                        Franklin Street Properties Corp.
        (formerly known as Franklin Street Partners Limited Partnership)
                (Name of Registrant as Specified In Its Charter)


              ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

      (5)   Total fee paid:

            --------------------------------------------------------------------

      |_|   Fee paid previously with preliminary materials.

            --------------------------------------------------------------------

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            --------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      (3)   Filing Party:

            --------------------------------------------------------------------

      (4)   Date Filed:

            --------------------------------------------------------------------

                        FRANKLIN STREET PROPERTIES CORP.

                         401 Edgewater Place, Suite 200
                         Wakefield, Massachusetts 01880

               Notice of Annual Meeting of Stockholders to be Held
                             on Monday, May 20, 2002

      The Annual Meeting of Stockholders of Franklin Street Properties Corp. (the "Company") will be held at the Sheraton Colonial Hotel and Golf Club, One Audubon Road, Wakefield, Massachusetts on Monday, May 20, 2002 at 9:00 a.m., local time, to consider and act upon the following matters:

      (1)   To elect two Class III Directors for a term of three years.

      (2)   To approve the Company's 2002 Stock Incentive Plan.

      (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on April 1, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,


                                          /s/ Barbara J. Corinha
                                          ---------------------------
                                          Barbara J. Corinha, Secretary


Wakefield, Massachusetts
April 5, 2002


      Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

                        FRANKLIN STREET PROPERTIES CORP.
                         401 Edgewater Place, Suite 200
                         Wakefield, Massachusetts 01880

                                 PROXY STATEMENT

             For the Annual Meeting of Stockholders on May 20, 2002

                                  INTRODUCTION

General Information

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Street Properties Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 20, 2002, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

      The Company's Annual Report for the fiscal year ended December 31, 2001 is being mailed to stockholders, along with these proxy materials, on or about April 5, 2002.

Quorum Requirement

      At the close of business on April 1, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 24,586,249 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

      The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required

      The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock is required for the election of directors. The affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock present and voting on the matter is required for the approval of the 2002 Stock Incentive Plan.

      Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or the shares voting on that matter (such as the election of Class III Directors and the approval of the 2002 Stock Incentive
Plan).

Beneficial Ownership of Voting Stock

      The following table sets forth the beneficial ownership of the Company's Common Stock as of January 31, 2002 (1) by each director, (2) by each of the executive officers named in the Summary Compensation Table set forth below (the "Named Executive Officers") and (3) by all current directors and executive officers as a group. To the Company's knowledge, no person or group beneficially owns more than five percent of the Company's Common Stock.

                                               Number of
                                                 Shares      Percentage of
                                              Beneficially    Outstanding
                                                Owned(1)    Common Stock (2)
                                              ------------  ----------------

George J. Carter(3)......................      775,239.35         3.15%
Richard R. Norris(4).....................      262,231.13         1.07%
R. Scott MacPhee.........................      328,161.56         1.33%
William W. Gribbell......................      129,470.35           *
Barbara J. Corinha.......................       25,376.72           *
Janet P. Notopoulos......................       12,282.61           *
All current directors and executive
officers as a group (6 persons)..........    1,532,762.22         6.23%

---------------
* Less than 1%.

(1) The Company does not have any outstanding stock options or other securities convertible into Common Stock. Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of shares as beneficially owned does not constitute an admission of beneficial ownership.

(2)   Based upon 24,586,249 shares outstanding as of March 1, 2002.

(3) Comprised of shares held by Mr. Carter and his spouse, Judith I. Carter, with whom Mr. Carter shares investment and voting power.

(4) Includes 248,580.13 shares of Common Stock owned by the Richard R. Norris Living Trust and 7,988 shares of Common Stock owned by the Karen C. Norris Living Trust, which Mr. Norris may be deemed to beneficially own. Also includes 5,663.50 shares of Common Stock owned by Gretchen D. Norris as to which Mr. Norris has power of attorney but as to which Mr. Norris disclaims beneficial ownership.

                              ELECTION OF DIRECTORS

Members of the Board of Directors

      The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at the 2004 Annual Meeting of Stockholders; two Class II Directors, whose terms expire at the 2003 Annual Meeting of Stockholders; and two Class III Directors, whose terms expire at this Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

      The persons named in the enclosed proxy will vote to elect each of George
J. Carter and Richard R. Norris as Class III Directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class III Director of the Company. Each of Mr. Carter and Mr. Norris has indicated his willingness to serve, if elected, but if either of them should be unable or unwilling to stand for election, the persons named in the enclosed proxy may vote for election of a substitute nominee designated by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

      Set forth below are the names and certain information with respect to each director of the Company, including the nominees for election as Class III Directors.

Class I Directors (holding office for a term expiring at the 2004 Annual
Meeting):

      R. Scott MacPhee, age 44, has been a director of the Company since it was formed in October 2001. He is also an Executive Vice President of the Company and has as his primary responsibility the direct equity placement of the real estate investment trusts that the Company sponsors, which are typically syndicated through private placements exempt from registration under the Securities Act of 1933 (the "Sponsored REITs"). Prior to the merger of Franklin Street Partners Limited Partnership (the "Partnership") with and into the Company on January 1, 2002 (the "Merger"), Mr. MacPhee was an Executive Vice President of FSP General Partner, LLC, the former general partner of the Partnership (the "General Partner"). From 1993 through 1996 he was an executive officer of Boston Financial Securities Inc. ("Boston Financial"). From 1985 to 1993 Mr. MacPhee worked at Winthrop Financial Associates. Mr. MacPhee attended American International College. Mr. MacPhee holds a NASD Series 7 general securities license and is a registered investment adviser.

      Janet Prier Notopoulos, age 54, has been a director of the Company since it was formed in October 2001. She is also a Vice President of the Company and President of FSP Property Management LLC and has as her primary responsibility the oversight of the management of the real estate assets of the Company, its affiliates and the Sponsored REITs. Prior to the Merger, Ms. Notopoulos was a Vice President of the General Partner. Prior to joining Franklin Street Partners in 1997, Ms. Notopoulos was a real estate and marketing consultant for various clients. From 1975 to 1983, she was Vice President of North Coast Properties, Inc., a Boston real estate investment company. Between 1969 and 1973, she was a real estate paralegal at Goodwin, Procter & Hoar. Ms. Notopoulos is a graduate of Wellesley College (B.A.) and the Harvard School of Business Administration (M.B.A).

Class II Directors (holding office for a term expiring at the 2003 Annual Meeting;):

      Barbara J. Corinha, age 46, has been a director of the Company since it was formed in October 2001. She is also the Vice President, Chief Operating Officer, Treasurer and Secretary of the Company. In addition, Ms. Corinha has as her primary responsibility, together with Mr. Carter, the management of all operating business affairs of the Company and its affiliates. Prior to the Merger, Ms. Corinha was the Vice President, Chief Operating Officer, Treasurer and Secretary of the General Partner. From 1993 through 1996, she was Director of Operations for the private placement division of Boston Financial. Prior to joining Boston Financial, Ms. Corinha served as Director of Operations for Schuparra Securities Corp. and as the Sales Administrator for Weston Financial Group. From 1979 through 1986, Ms. Corinha worked at First Winthrop Corporation in administrative and management capacities; including Office Manager, Securities Operations and Partnership Administration. Ms. Corinha attended Northeastern University and the New York Institute of Finance. Ms. Corinha is a NASD General Securities Principal (Series 24). She also holds other NASD supervisory licenses including Series 4 and Series 53, and a NASD Series 7 general securities license.

      William W. Gribbell, age 42, has been a director of the Company since it was formed in October 2001. He is also an Executive Vice President of the Company and has as his primary responsibility the direct equity placement of the Sponsored REITs. Prior to the Merger, Mr. Gribbell was an Executive Vice President of the General Partner. From 1993 through 1996 he was an executive officer of Boston Financial. From 1989 to 1993 Mr. Gribbell worked at Winthrop Financial Associates. Mr. Gribbell is a graduate of Boston University (B.A.). Mr. Gribbell holds a NASD Series 7 general securities license and is a registered investment adviser.

Class III Directors (holding office for a term expiring at this Annual Meeting; each nominated for a term expiring at the 2005 Annual Meeting):

      George J. Carter, age 53, has been a director of the Company since it was formed in October 2001. He is also President and Chief Executive Officer of the Company and is responsible for all aspects of the business of the Company and its affiliates, with special emphasis on the evaluation, acquisition and structuring of real estate investments. Prior to the Merger, he was President of the General Partner and was responsible for all aspects of the business of the Partnership and its affiliates. From 1992 through 1996 he was President of Boston Financial. Prior to joining Boston Financial, Mr. Carter was owner and developer of Gloucester Dry Dock, a commercial shipyard in Gloucester, Massachusetts. From 1979 to 1988, Mr. Carter served as Managing Director in charge of marketing of First Winthrop Corporation, a national real estate and investment banking firm headquartered in Boston, Massachusetts. Prior to that, he held a number of positions in the brokerage industry including those with Merrill Lynch & Co. and Loeb Rhodes & Co. Mr. Carter is a graduate of the University of Miami (B.S.). Mr. Carter is a NASD General Securities Principal (Series 24) and holds a NASD Series 7 general securities license.

      Richard R. Norris, age 58, has been a director of the Company since it was formed in October 2001. He is also an Executive Vice President of the Company and has as his primary responsibility the direct equity placement of the Sponsored REITs. Prior to the Merger, Mr. Norris was an Executive Vice President of the General Partner. From 1993 through 1996 he was an executive officer of Boston Financial. From 1983 to 1993 Mr. Norris worked at Winthrop Financial Associates. Prior to that, he worked at Arthur Young & Company (subsequently named Ernst & Young through a merger). Mr. Norris is a graduate of Bowdoin College (B.A.) and Northeastern University (M.S.). Mr. Norris holds a NASD Series 7 general securities license and is a registered investment adviser.

Board and Committee Meetings

      The Company's current Board of Directors was established when the Company was formed in October 2001 in anticipation of the Merger. The Company's Board of Directors did not meet during 2001, but acted once by unanimous written consent.

      The Company has a standing Audit Committee of the Board of Directors, which was formed in January 2002. The Audit Committee is responsible for reviewing financial reports, accounting procedures and the scope and results of the annual audit of the Company's financial statements. The current members of the Audit Committee are Ms. Corinha and Ms. Notopoulos. The members of the Audit Committee are not "independent" under the listing standards of the American Stock Exchange.

      The Company does not have a standing Compensation Committee of the Board of Directors. The entire Board of Directors is responsible for reviewing compensation issues and making decisions concerning the compensation of the Company's executive officers.

Compensation of Directors

      All of the Company's current directors are employees of the Company and do not receive compensation for their services as directors. In the event that any non-employee directors are elected to the Board of Directors, the Company may pay such non-employee directors reasonable compensation for their services as directors and may reimburse such non-employee directors for expenses incurred in connection with attendance at Board meetings.

Executive Compensation

Summary Compensation

      The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of (1) the Chief Executive Officer (the "CEO") of the Company as of December 31, 2001 and
(2) the four most highly compensated executive officers (other than the CEO) whose total annual salary and bonus exceeded $100,000 and who were serving as executive officers at the end of 2001 (collectively, the "Named Executive Officers").

                                                            Annual Compensation(1)
                                                   ---------------------------------------
                                                                              Other
                                           Fiscal                             Annual           All Other
Name and Principal Position                 Year      Salary      Bonus    Compensation(2)   Compensation(3)
---------------------------                 ----      ------      -----    ---------------   ---------------

George J. Carter......................       2001   $ 120,000   $  39,652             --      $  815,585(4)
President and Chief Executive Officer        2000   $ 120,000   $  40,746             --      $1,703,770(5)
                                             1999   $ 120,000   $  80,000             --      $    6,000(6)

Richard R. Norris.....................       2001          --   $  21,428     $2,298,737      $  448,436(7)
Executive Vice President                     2000          --   $   5,453     $1,545,750      $  233,190(8)
                                             1999          --         --      $  849,330      $    6,000(6)

R. Scott MacPhee......................       2001          --   $  11,023     $2,202,483      $  232,196(9)
Executive Vice President                     2000          --   $   4,329     $  981,338      $  186,360(10)
                                             1999          --          --     $  849,553      $    6,000(6)

William W. Gribbell...................       2001          --   $   7,021     $  898,993      $  152,274(11)
Executive Vice President                     2000          --   $   2,176     $  701,358      $   96,680(12)
                                             1999          --          --     $  404,822      $    6,000(6)

Barbara J. Corinha....................       2001   $  60,000   $ 192,974             --      $   66,500(13)
Vice President, Chief Operating Officer,     2000   $  60,000   $ 161,200             --      $   56,000(14)
Treasurer and Secretary                      1999   $  50,000   $ 125,000             --      $    6,000(6)

(1) Amounts reported represent annual compensation paid to the Named Executive Officers by Franklin Street Partners Limited Partnership (the "Partnership"), the Company's predecessor.

(2) Consists of brokerage commissions paid by FSP Investments LLC in respect of the sale of securities by Sponsored REITs and limited partnerships whose offerings FSP Investments LLC sponsored.

(3) The Partnership issued units of its limited partnership interests ("Units") to all executive officers in April 2000 and July 2001, valued at $10 per Unit and $11.50 per Unit, respectively, as part of their annual compensation. The valuations of $10 and $11.50 per Unit were determined in good faith by FSP General Partner, LLC, the general partner of the Partnership. The value of $10 had been ascribed to each Unit in connection with certain mergers that were effective January 1, 2000 in which the Partnership acquired several of the limited partnerships whose offerings FSP Investments LLC had previously sponsored, and no material changes in the financial condition or results of the Partnership had occurred between that date and April 1, 2000. The value of $11.50 per Unit was determined by the general partner based on the value ascribed to each Unit in connection with certain mergers that were effective October 1, 2000 in which the Partnership acquired several of the limited partnerships whose offerings FSP Investments LLC had previously sponsored, and no material changes in the financial condition or results of the Partnership had occurred between that date and July 1, 2001.

(4) Includes $800,000 in Units, a $6,500 Partnership contribution to a Simple IRA plan and $9,085 of life insurance.

(5) Includes $1,697,770 in Units and a $6,000 Partnership contribution to a Simple IRA plan.

(6)   Represents a Partnership contribution to a Simple IRA plan.

(7) Includes $423,320 in Units, a $6,500 Partnership contribution to a Simple IRA plan and $9,616 of life insurance.

(8) Includes $227,190 in Units and a $6,000 Partnership contribution to a Simple IRA plan.

(9) Includes $222,400 in Units, a $6,500 Partnership contribution to a Simple IRA plan and $3,296 of life insurance.

(10) Includes $180,360 in Units and a $6,000 Partnership contribution to a Simple IRA plan.

(11) Includes $145,280 in Units, a $6,500 Partnership contribution to a Simple IRA plan and $494 of life insurance.

(12) Includes $90,680 in Units and a $6,000 Partnership contribution to a Simple IRA plan.

(13) Includes $60,000 in Units and a $6,500 Partnership contribution to a Simple IRA plan.

(14) Includes $50,000 in Units and a $6,000 Partnership contribution to a Simple IRA plan.

Option Grants, Option Exercises and Holdings

      No options or stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 2001. The Company does not have any outstanding stock options or SARs, and therefore, there were no stock options or SARs exercised by any of the Named Executive Officers during 2001.

Certain Relationships and Related Transactions

      Messrs. Carter, MacPhee, Norris and Gribbell and Mses. Corinha and Notopoulos, each of whom was an executive officer of the Partnership prior to the Merger, serve, at the request of the Company, as executive officers and, except for Ms. Notopoulos, directors of each of the Sponsored REITs. None of such persons receives any remuneration from the Sponsored REITs for such service.

      FSP Investments LLC, a wholly owned subsidiary of the Company, provides syndication and real estate acquisition advisory services for the Sponsored REITs. Fees from Sponsored REITs for property acquisition services amounted to approximately $12,700,000 for the year ended December 31, 2001. Sales commissions earned from the sale of Sponsored REIT preferred shares amounted to approximately $13,000,000 for the year ended December 31, 2001.

      During 2001, the Partnership provided interim financing for the purchase of certain Sponsored REIT properties prior to completion of the Sponsored REITs' private equity offerings. Included in the paragraph above are financing commitment fees earned by the Partnership from the Sponsored REITs of approximately $9,618,000 for the year ended December 31, 2001. Interest income earned from the Sponsored REITs amounted to approximately $549,000 for the year ended December 31, 2001. The interest rate charged by the Company to the Sponsored REITs is equal to the interest rate paid by the Company to Citizens Bank for borrowings under its line of credit. Therefore, the Company does not realize any significant profit from interest on the loans. All loans to Sponsored REITs were evidenced by promissory notes and were paid in full upon closing of the applicable Sponsored REIT's private equity offering during 2001. In addition, one loan which was made to a Sponsored REIT during 2000 and was outstanding at December 31, 2000, was paid in full during 2001. The following table summarizes these interim financing transactions:

                                                     Total
                                                   Financing                                          Amount
                   Original                        Commitment       Interest                       Outstanding
                  Principal         Average       Fees Earned     Income Earned      Date of          as of
Date of Loan    Amount of Note   Interest Rate   by Partnership  by Partnership     Repayment     March 1, 2002
------------    --------------   -------------   --------------  --------------     ---------     -------------

   12/14/00        $16,500,000        8.93%           $669,500       $56,116          02/01/01           $0
   03/02/01        $21,000,000        8.42%           $965,625       $76,758          03/30/01           $0
   05/24/01        $42,150,000        6.57%         $1,931,250      $128,362          06/28/01           $0
   09/13/01        $16,000,000        6.58%         $1,150,000       $15,665          09/17/01           $0
   09/14/01        $39,000,000        6.22%         $2,760,000      $227,227          11/01/01           $0
   12/04/01        $30,150,000        5.56%         $2,141,875       $44,806          12/14/01           $0

      Total asset management fee income from the Sponsored REITs amounted to approximately $150,000 for the year ended December 31, 2001. Asset management fees are approximately 1% of collected rents.

      Aggregate fees charged to the Sponsored REITs amounted to approximately $26,399,000 for the year ended December 31, 2001.

      The Company has arranged for Citizens Bank to provide a line of credit for the Company's senior officers in the maximum aggregate amount of $3,000,000. The borrowings under this line of credit are for the purpose of paying income taxes on equity interests in the Company issued to such senior officers as compensation. Loans under this line of credit have a term of one year and bear interest at the bank's prime rate plus 50 basis points. Loans of $1,625,000 in the aggregate were outstanding to senior officers at December 31, 2001. Each borrower has secured the loan by pledging shares of the Company's Common Stock having an aggregate fair market value at the time of the loan of no less than twice the principal amount of the loan. The Company has agreed to purchase from Citizens Bank any loan on which the borrower defaults. Following the purchase of the loan, the Company would have the same rights as Citizens Bank, including the right to foreclose on the pledged stock.

      Mr. Carter's son, Jeffrey B. Carter, is Director of Acquisitions for FSP Investments LLC. During 2001, he received total compensation (including salary, cash bonus, stock award and contribution to a Simple IRA plan) of $181,200.

      Mr. Norris's son, Adam R. Norris, is a sales assistant for FSP Investments LLC. During 2001, he received total compensation (including salary, cash bonus and contribution to a Simple IRA plan) of $187,551.

Report of the Board of Directors on Executive Compensation

      The Company's Board of Directors is responsible for determining the compensation package of each executive officer and establishes compensation policies for the Company's CEO and the other executive officers of the Company. The Company's executive compensation program is designed to promote the achievement of the Company's business goals and, thereby, to maximize corporate performance and stockholder returns.

      The executive officers of the Company fall into two categories. The first category is comprised of executive officers who make up the corporate management team (i.e., CEO, Chief Operating Officer and subsidiary president) ("Management Executives"). The second category is comprised of executive officers who are engaged in the sale of equity interests in the Sponsored REITs ("Investment Executives"). Executive compensation for Management Executives generally consists of a combination of base salary, cash performance bonuses and the possibility of awards of Common Stock. Executive compensation for Investment Executives consists of a combination of commissions earned on the sale of preferred stock in Sponsored REITs and the possibility of awards of Common Stock.

Compensation Philosophy

      The objectives of the executive compensation program are to align compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

      It is important to note that the compensation of Management Executives, all of whom have been with the Company since its inception more than five years ago, has historically been based on the philosophy of low current salary with the potential to receive competitive and fair total cash compensation through performance bonuses at year end, subject to the Company's being able to pay such bonuses and still meet its targeted amount of earnings, dividends and cash available for distributions to stockholders ("CAD") for that year. It has been, and continues to be, the Company's belief that the Company's senior executives and other employees should not receive any bonus unless the Company has been profitable.

      Management Executives have purposefully adhered to this policy because they are committed to the success of the Company and have considered it to be "investment spending" in the future of the Company. As the Company has created new positions in connection with its success and growth, however, the Company has implemented a policy of paying competitive and market value base salaries to the Company's other employees in addition to discretionary year-end bonuses. Because base salaries for Management Executives are below market and because bonuses are not guaranteed, Management Executives are at greater risk of not receiving competitive and fair compensation than the Company's other employees. Future upward compensation adjustments may bring base salaries for Management Executives more in line with salary levels for executives at comparable companies.

      Competitive and Fair Compensation

      The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that total cash compensation (salary and cash bonus for Management Executives and commissions for Investment Executives) is competitive, the Company compares its compensation practices for both Management Executives and Investment Executives with those of other companies in the industry and sets its compensation guidelines based on this review. The Company believes total cash compensation for its Management Executives and Investment Executives is within the range of total cash compensation paid to executives with comparable qualifications, experience, responsibilities and successful performance in the same or similar businesses and of comparable size and success.

      Sustained Performance

      Management Executives. Management Executives are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as levels and quality of property acquisitions by Sponsored REITs, performance of properties in the Company's portfolio, levels of equity sales of Sponsored REITs and the achievement of the Company's earnings and CAD goals. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

      In evaluating each Management Executive's performance, the Company generally follows the following process:

      o Company and individual goals and objectives generally are set at the beginning of the performance cycle (calendar year).

      o At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his/her contributions to the Company are evaluated, and the results are communicated to the executive.

      o The comparative results, compared with comparative compensation practices of other companies in the industry, are then used to determine cash bonus and stock compensation levels.

      Any increases in annual salaries and payment of bonus awards is based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his/her area of responsibility, and may include achievement of specific acquisition goals, achievement of specific property performance goals, continued innovation in development of the Company's infrastructure, achievement of the operating budget for the Company as a whole or of a business group of the Company, and achievement of specific earnings and CAD goals. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Board of Directors does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contribution in light of all such criteria.

      Investment Executives. As is standard practice in the investment industry, Investment Executives earn as commission a percentage of payout of the gross sales commission paid to FSP Investments LLC on each investment sale. The actual amount of compensation earned as commissions is determined by the level of sales conducted by each individual. An investment executive's ability to earn is limited only by the amount of equity available to be sold. Accordingly, the Board of Directors does not set the level of compensation for the executive officers who are Investment Executives. The Board of Directors does, however, determine the percentage of payout that is paid to the Investment Executives based upon industry standards.

      Stock Awards. The Board of Directors considers stock incentives to be an important component of the compensation package for Management Executives and Investment Executives because awards of stock help align the interests of executive officers with the interests of the Company's stockholders. Stock awards have been made in the past to the executive officers in recognition of their contributions in the initial start-up phase (first five years) of the Company and the Board of Directors intends to consider the granting of stock awards in the future. In determining the total number of shares of Common Stock to be granted to executive officers in a given year, the Board of Directors takes into account the number of outstanding shares of Common Stock, the number of shares of Common Stock reserved for issuance under the 2002 Stock Incentive Plan, the recent performance of the Company and the executive officer's contribution to the success of the Company, including, in the case of Management Executives, the executive's success in achieving the individual performance criteria described above.

      It is the intention of the Company that stock awards will be considered annually as part of a total compensation package for all employees. This is one of the reasons that the Company is recommending approval of the 2002 Stock Incentive Plan. In determining the total number of shares of Common Stock to be issued to employees in a given year, the Board of Directors intends to take into account the number of outstanding shares of Common Stock, the number of shares of Common Stock reserved for issuance under the 2002 Stock Incentive Plan, recommendations of management concerning stock grants to employees, the employee's position with the Company, his or her contribution to the success of the Company, the Company's projected hiring needs for the coming year and the recent performance of the Company. The Board also takes into consideration the fact that the issuance of stock is dilutive to the Company's stockholders and would not be in the best interests of the stockholders if targeted financial results were not being attained. Any stock award will be initiated, voted on and approved by the Board of Directors, or by the compensation committee if the Board of Directors forms such a committee, prior to granting of such awards.

Mr. Carter's 2001 Compensation

      Mr. Carter is one of the original founders of the Company. Mr. Carter was the managing member of FSP General Partner LLC, the general partner of the Partnership, the predecessor to the Company, and was elected to serve as the CEO and President of the Company upon its corporate restructuring which was effective in January 2002. Mr. Carter participates in the same executive compensation plans available to the other corporate management executive officers of the Company. Mr. Carter's base salary for 2001 was $120,000. Mr. Carter was also paid $33,152 in cash bonus in 2001. During 2001, the Company issued 69,565.22 Units, at a total value of $800,000, to Mr. Carter. Mr. Carter's equity award during 2000 and 2001 was in recognition of his prior years' (which included providing the initial start-up funds) and ongoing contributions and not solely in recognition of his 2000 and 2001 contribution. Mr. Carter's 2001 salary and bonus were based upon a number of factors, which included the Company's:

      o completing the acquisition of five new operating real estate properties on behalf of Sponsored REITs;

      o completing six syndications of preferred stock on behalf of Sponsored REITs totaling in excess of $203 million;

      o     generating CAD in excess of dividend goals for the year; and

      o completing the restructuring of the Company into a corporate format, intended to operate for tax purposes as a real estate investment trust ("REIT").

      The Board also considered that throughout the past year, Mr. Carter maintained his focus and discipline on the Company's business plan and investment philosophy and effectively and efficiently managed the Company's resources.

      By the Board of Directors of Franklin Street Properties Corp.

                                       George J. Carter
                                       Barbara J. Corinha
                                       Janet P. Notopoulos
                                       R. Scott MacPhee
                                       Richard R. Norris
                                       William W. Gribbell

Report of the Audit Committee of the Board of Directors

      The Audit Committee of the Company's Board of Directors acts under a written charter first adopted and approved in January 2002. A copy of this charter is attached to this proxy statement as Appendix A.

      The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2001 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

      o the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

      o the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

      o management's selection, application and disclosure of critical accounting policies;

      o changes in the Company's accounting practices, principles, controls or methodologies;

      o significant developments or changes in accounting rules applicable to the Company; and

      o the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

      The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

      o     methods to account for significant unusual transactions;

      o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

      o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

      o disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

      The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1

(Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services which are referred to under the heading "Independent Auditor Fees and Other Matters" is compatible with maintaining such auditor's independence.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

      By the Audit Committee of the Board of Directors of Franklin Street Properties Corp.

                                                Barbara J. Corinha
                                                Janet P. Notopoulos

                             Stock Performance Graph

      The following graph compares the cumulative total stockholder return on the Units of limited partnership interests of the Partnership between December 31, 1998 and December 31, 2001 with the cumulative total return of (1) the Russell 2000 Total Return Index, (2) the Standard & Poor's 500 Composite Stock Price Index ("S&P 500") and (3) the NAREIT All Equity REIT Index, over the same period. This graph assumes the investment of $100.00 on December 31, 1998 in Units of the Partnership's limited partnership interests and assumes any distributions are reinvested. Pursuant to the Merger, each Unit was converted into one share of Common Stock.

                         [PERFORMANCE GRAPH GOES HERE]

-------------------------------------------------------------------------------
                                 Dec 31,     Dec 31,     Dec 31,     Dec 31,
                                  1998        1999        2000        2001
-------------------------------------------------------------------------------
Franklin Street                   $100        $106        $134        $195
NAREIT All Equity REIT Index      $100        $109        $145        $167
S&P 500                           $100        $121        $110        $ 97
Russell 2000 Total Return Index   $100        $121        $118        $121
-------------------------------------------------------------------------------

Notes to Graph:

(1) Because there was no market for Franklin Street's Units, the price per Unit used in the calculations set forth above for December 31, 1998, December 31, 1999 and December 31, 2000 is the price ascribed to a Unit in equity-for-equity mergers consummated by Franklin Street on January 1, 1999, January 1, 2000, and October 1, 2000, respectively. The price ascribed to the Units for the mergers took into account, among other factors, the lack of a trading market.

(2) Because there was no market for Franklin Street's Units, the Board of Directors has made a good faith determination of the price per Unit as of December 31, 2001 for purposes of the calculations set forth above. In order to make the Unit price more comparable to publicly traded indices, the Board of Directors has not applied any discount to reflect the lack of a trading market.

                PROPOSAL TO APPROVE THE 2002 STOCK INCENTIVE PLAN

      On February 8, 2002, the Board of Directors of the Company adopted, subject to stockholder approval, the 2002 Stock Incentive Plan (the "2002 Plan"). Up to 2,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued at any future date pursuant to awards granted under the 2002 Plan.

      The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

      Accordingly, the Board of Directors believes adoption of the 2002 Plan is in the best interests of the Company and its stockholders and recommends a vote "FOR" the approval of the 2002 Plan and the reservation of 2,000,000 shares of Common Stock for issuance thereunder at any future date.

Description of the 2002 Plan

      The following is a brief summary of the 2002 Plan. The following summary is qualified in its entirety by reference to the 2002 Plan.

      Common Stock Awards. The 2002 Plan provides for the granting of awards (each, an "Award") consisting of shares of common stock, $.0001 par value per share, of the Company (the "Common Stock").

      Eligibility to Receive Awards. Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a significant interest are eligible to be granted Awards under the 2002 Plan. The maximum number of shares with respect to which Awards may be granted to any participant under the 2002 Plan in any calendar year may not exceed the number of shares authorized for issuance under the 2002 Plan.

      Plan Benefits. As of March 15, 2002, approximately 28 persons were eligible to receive Awards under the 2002 Plan, including the Company's six executive officers and directors. The granting of Awards under the 2002 Plan is discretionary, and the Company cannot now determine the number of Awards to be granted in the future to any particular person or group.

      The fair market value of the Company's Common Stock, as determined in good faith by the Board of Directors was $13.73 per share on March 15, 2002.

      Administration. The 2002 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2002 Plan and to interpret the provisions of the 2002 Plan. Pursuant to the terms of the 2002 Plan, the Board of Directors may delegate authority under the 2002 Plan to one or more committees or subcommittees of the Board of Directors.

      The Board of Directors, or any committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by Awards and (ii) the terms and conditions of such Awards, including issue price, if any.

      The Board of Directors is required to make appropriate adjustments in connection with the 2002 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

      Amendment or Termination. The Board of Directors may at any time amend, suspend or terminate the 2002 Plan. If Stockholders do not approve the adoption of the 2002 Plan, the 2002 Plan will not go into effect, and the Company will not grant any Awards under the 2002 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

      The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

      Stock Awards. A participant will have compensation income upon the grant of an award equal to the value of the stock less the purchase price, if any, paid for the stock. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

      Tax Consequences to Us. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of
Section 162(m) of the Code.

                                  OTHER MATTERS

Matters to be Considered at the Meeting

      The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Independent Public Accountants, Auditor Fees and Other Matters

Independent Public Accountants

      The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2002. PricewaterhouseCoopers has served as the Company's independent accountants since October 2001. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

      On October 11, 2001, the Partnership dismissed BDO Seidman, LLP as its independent certified public accountant. The reports of BDO Seidman on the Partnership's financial statements for the fiscal years ended December 31, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2000 and 1999 and any subsequent interim period preceding the dismissal, there were (i) no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused it to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events as defined in Regulation S-K Item 304(a)(1)(iv). The executive officers of FSP General Partner LLC, the general partner of the Partnership, approved the change of accountants.

      The Partnership solicited proposals from various accounting firms and following review of such proposals engaged PricewaterhouseCoopers to act as the Partnership's independent accountants effective October 11, 2001. During the fiscal years ended December 31, 2000 and 1999 and any subsequent interim period preceding the engagement, the Partnership did not consult PricewaterhouseCoopers regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership's financial statements, or any matter that was the subject of a disagreement or a reportable event.

Audit Fees

      PricewaterhouseCoopers and BDO Seidman billed the Company an aggregate of $89,125 and $157,192, respectively, in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

      Neither PricewaterhouseCoopers nor BDO Seidman billed the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees

      PricewaterhouseCoopers and BDO Seidman billed the Company an aggregate of $38,000 and $120,000, respectively, in fees for tax preparation services and audit-related services in connection with the Merger rendered to the Company and its affiliates for the fiscal year ended December 31, 2001.

Solicitation of Proxies

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

      Proposals of stockholders intended to be included in the Company's proxy statement for the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office not later than December 6, 2002.

      If a stockholder who wishes to make a proposal at the 2003 Annual Meeting--other than one that will be included in the Company's proxy materials--does not notify the Company by January 5, 2003, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting.

Important Notice Regarding Delivery of Security Holder Documents

      The SEC has recently adopted a "householding" rule which we intend to implement for future stockholder communications. This rule permits us to deliver a single proxy or information statement to a household, even though two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts. This rule enables us to reduce the expense of printing and mailing associated with proxy statements and reduces the amount of duplicative information you may currently receive. If this rule applies to you and you wish to continue receiving separate proxy materials without participating in the "householding" rule, please check the designated box on the enclosed proxy card. If we do not hear from you within 60 days, we will assume that we have your implied consent to deliver one set of proxy materials under the new rule. This implied consent will continue for as long as you remain a stockholder of the Company, unless you inform us in writing otherwise. If you revoke your consent, we will begin sending separate copies within 30 days of the receipt of your revocation.

      We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, (781) 557-1300. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact us at the above address and phone number.

Sections 16(a) Beneficial Ownership Reporting Compliance

      Based solely on its review of copies of reports filed by the directors and executive officers of the Company pursuant to Section 16(a) of the Exchange Act or written representations from certain persons required to file reports under
Section 16(a) of the Exchange Act that no Form 5 filing was required for such person, the Company believes that during 2001 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

                                    By Order of the Board of Directors,


                                    /s/ Barbara J. Corinha
                                    --------------------------
                                    Barbara J. Corinha, Secretary

April 5, 2002

      The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed Proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                                                      Appendix A


                        FRANKLIN STREET PROPERTIES CORP.

                             AUDIT COMMITTEE CHARTER


I.    Membership

      The Audit Committee shall consist of at least two financially literate members of the board of directors. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II.   Responsibilities of the Audit Committee

      The Audit Committee shall assist the board of directors in fulfilling their responsibilities to stockholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented or in accordance with accounting principles generally accepted in the United States of America or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

      A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

      B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to select, evaluate and (where appropriate) replace the outside auditor.

      C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

      D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

      E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

      F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

      G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

      H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

      I. The Audit Committee shall annually inform the outside auditor, the principal accounting officer and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

      J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the principal accounting officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

      K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

      L. The Audit Committee shall meet privately at least once per year with: (i) the outside auditor; (ii) the principal accounting officer; and (iii) the most senior person (if any) responsible for the internal audit activities of the Company.


                                          Adopted by the Board of Directors on
                                          January 25, 2002

                                                                      Appendix B

                        FRANKLIN STREET PROPERTIES CORP.

                            2002 STOCK INCENTIVE PLAN

1.    Purpose

      The purpose of this 2002 Stock Incentive Plan (the "Plan") of Franklin Street Properties Corp., a Maryland corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint ventures, limited partnerships or limited liability companies) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.    Eligibility

      All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted awards (each, an "Award") consisting of shares of common stock, $.0001 par value per share of the Company (the "Common Stock"), under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.    Administration and Delegation

      (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

      (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.    Stock Available for Awards

      Subject to adjustment under Section 6, Awards may be made under the Plan for up to 2,000,000 shares of Common Stock. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan during any calendar year shall be the number of shares authorized for issuance under the Plan pursuant to this Section 4. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.    Terms and Conditions of Awards

      The Board shall determine the terms and conditions of any Awards at the time of grant, including the issue price, if any.

6.    Adjustments for Changes in Capitalization

      In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, the number and class of securities available under this Plan shall be appropriately adjusted by the Company to the extent the Board shall determine, in good faith, that such an adjustment is necessary and appropriate.

7.    General Provisions Applicable to Awards

      (a) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

      (b) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

      (c) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Securities Exchange Act of 1934, as amended, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value as determined by (or in a manner approved by) the Board in good faith; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

      (d) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

8.    Miscellaneous

      (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

      (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

      (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board.

      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

      (e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board's discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

      (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Maryland, without regard to any applicable conflicts of law.

                                          Adopted by the Board of Directors on
                                          February 8, 2002.

PROXY                                                                      PROXY

                        FRANKLIN STREET PROPERTIES CORP.

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 20, 2002

        This Proxy is solicited by the Board of Directors of the Company

      The undersigned, having received notice of the Annual Meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) George J. Carter and Barbara J. Corinha, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of Franklin Street Properties Corp. (the "Company") to be held on Monday, May 20, 2002 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

      Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

      In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

1.    To elect the following individuals as Class III Directors:

      Nominees:         George J. Carter
                        Richard R. Norris

      FOR  |_|          WITHHOLD AUTHORITY  |_|

FOR, except vote withheld from the following nominee(s):

________________________________________________________

2.    To approve the Company's 2002 Stock Incentive Plan.
      FOR  |_|    AGAINST |_|     ABSTAIN |_|

                              ---------------------
                              HOUSEHOLDING ELECTION
                              ---------------------

Mark "FOR" to enroll this account to receive certain future stockholder communications in a single package per household. Mark "AGAINST" if you do not want to participate. To change your election in the future, call (781) 557-1300. See accompanying page for more information about this selection.
FOR |_|     AGAINST |_|

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

                               _________________________
                               Signature(s)

                               _________________________
                               Printed Name(s)

                               _________________________
                               Date

      Important: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.